Exhibit 32.2

US ONCOLOGY HOLDINGS, INC. AND US ONCOLOGY, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of US Oncology Holdings, Inc. (the “Company”) and US Oncology, Inc. on Form 10-K for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard P. McCook, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard P. McCook
Richard P. McCook
Executive Vice President and Chief Financial Officer of US Oncology Holdings, Inc. and US Oncology, Inc.

February 29, 2008